Exhibit 99.2

Quantum Computing Inc. Announces Closing of Private Placement of Common Stock for Proceeds of $200 Million

•	The offering was led by several preeminent global investment firms
•	Company total cash position exceeds $350 million following closing

HOBOKEN, N.J., June 24, 2025 /PRNewswire/ -- Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, today announced that it has closed its previously announced securities purchase agreements with institutional investors for the purchase and sale of 14,035,089 shares of common stock in a private placement at a purchase price of $14.25 per share, for proceeds of $200 million before deducting expenses.

Dr. Yuping Huang, Interim CEO of QCi, commented, “We’re encouraged by the strong interest and support from major institutional investors who share our long-term vision for quantum and photonic technologies. This capital raise reflects growing confidence in QCi’s strategy, market potential, and differentiated technology platform.”

Chris Roberts, Chief Financial Officer of QCi, stated, “Following the successful close of this offering, we now have over $350 million in cash and cash equivalents and no debt. This provides us with additional financial resources to fund our product roadmap, accelerate commercialization, and pursue strategic opportunities for our quantum machines and thin-film lithium niobate foundry services.”

The Company intends to use the net proceeds from the offering to accelerate commercialization efforts, strategic acquisitions, working capital, and general corporate purposes.

Titan Partners Group, a division of American Capital Partners, acted as the sole placement agent for the offering.

The securities issued in the private placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issued in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate (TFLN). QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding and including statements regarding the expected closing of the offering, QCi’s use of the net proceeds from the offering and the anticipated benefits that the Company may realize from the offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the timing of orders and revenue, and making strategic acquisitions, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Company Contact:

Rosalyn Christian/John Nesbett

IMS Investor Relations

qci@imsinvestorrelations.com